UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 17, 2008

Patriot Scientific Corporation
(Exact Name of Registrant as Specified in Charter)

California	0-22182	84-1070278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6183 Paseo Del Norte, Suite 180, Carlsbad, CA 92011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	760-547-2700

(None)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On March 17, 2008, Paul Bibeau was appointed to the position of the Vice President of Business Development of Patriot Scientific Corporation.  Prior to joining Patriot Scientific, Mr. Bibeau worked for five years at Microsemi as Corporate Vice President of Marketing and then Senior Vice President and General Manager of the Integrated Products Division.  There he was responsible for the growth and expansion of the IC division of Microsemi, formerly Linfinity Microelectronics, to leading positions in TV, notebook, and automotive LCD display controllers, WLAN power amplifiers, and various power management products for the storage and handheld markets.  Prior to joining Microsemi, Mr. Bibeau worked for nine years in various marketing director roles in the Storage Products Group of Texas Instruments, formerly Silicon Systems.  There he was responsible for development of new business opportunities in hard disk drives, removable storage products, and emerging networking markets.  Prior to his service at Silicon Systems, Mr. Bibeau held various design and engineering, R&D, and management roles at Hughes Aircraft for more than 13 years.  He holds a BSEE from the University of Lowell in Massachusetts and an MBA in Business Management from Pepperdine University.

Exhibits

99.1           Press Release, dated March 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Patriot Scientific Corporation (Registrant)

Date: Marcg 17, 2008	By:	/s/ Clifford L. Flowers
Clifford L. Flowers, Chief Financial Officer

EXHIBIT INDEX

Exhibits:

Exhibit 99.1                                Press Release, dated March 17, 2008.

101080215.1